Exhibit 3.1

Delaware

The First State

I, CHARUNI PATIBANDA–SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF “REGENLAB USA LLC” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM “REGENLAB USA LLC” TO “REGENLAB USA, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 2025, AT 2:53 O’ CLOCK P.M.

Charuni Patibanda-Sanchez, Secretary of State

5510041 8100V SR# 20253381921	Authentication: 204221958 Date: 07-17-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:53 PM 07/16/2025 FILED 02:53 PM 07/16/2025 SR 20253381921 - File Number 5510041

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

1.	The jurisdiction where the limited liability company was first formed is Delaware and the date the limited liability company first formed is 4/2/2014.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The name of the limited liability company immediately prior to filing this Certificate is RegenLab USA LLC.

4.	The name of the corporation as set forth in the Certificate of Incorporation is RegenLab USA, Inc..

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of July, A.D. 2025.

By:	/s/ Antonio Turzi
Authorized Person

Name:	Antonino Turzi
Print or Type

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “REGENLAB USA, INC.” FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 2025, AT 2:53 O’ CLOCK P.M.

Charuni Patibanda-Sanchez, Secretary of State

5510041 8100V SR# 20253381921	Authentication: 204221958 Date: 07-17-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

REGENLAB USA, INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, and does hereby certify as follows:

FIRST: The name of the corporation is RegenLab USA, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, all of which shall be common stock, par value $0.001 per share. The holders of the common stock shall exclusively possess all voting power and each share of common stock shall have one vote on all matters submitted to the stockholders for a vote.

FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name:	Antonino Turzi
Address:	95 Greene Street
Jersey City, NJ 07302

SIXTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law. Any repeal or modification of this Article SEVENTH shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article SIXTH in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification under Article SEVENTH hereto.

SEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors. If applicable law is amended after approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

EIGHTH: Except to the extent expressly set forth in Articles SIXTH AND SEVENTH, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

State of Delaware Secretary of State Division of Corporations Delivered 02:53 PM 07/16/2025 FILED 02:53 PM 07/16/2025 SR 20253381921 - File Number 5510041

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation as of this 16th day of July, 2025.

/s/ Antonino Turzi
Antonino Turzi, Sole Incorporator

{Signature Page to Certificate of Incorporation of RegenLab USA, Inc.}

3